Exhibit 99.2

Integer Holdings Corporation Unaudited Pro Forma Consolidated Financial Information

On July 2, 2018, Integer Holdings Corporation (“Integer”) and its direct operating subsidiary Greatbatch Ltd. (together the “Company”) completed the sale of stock of certain subsidiaries and certain assets representing the Company’s Advanced Surgical and Orthopedic product lines (“the AS&O Business”) to Bandera Acquisition, LLC, a newly formed subsidiary of MedPlast, LLC (the “Purchaser” or “Medplast”), for cash consideration of $600.0 million, less the amount of net indebtedness of the AS&O Business at closing, plus the amount of retained accounts payable to be paid by the Company as described in the Master Purchase and Sale Agreement (the “Purchase Agreement”) (the “Transaction”). The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma consolidated financial statements in accordance with Article 11 of Regulation S-X. Beginning in the second quarter of 2018, the AS&O Business’ historical financial results for the periods prior to the completion of the Transaction will be reflected in Integer’s consolidated financial statements as discontinued operations.

The following unaudited pro forma consolidated balance sheet of Integer as of March 30, 2018 is presented as if the Transaction occurred as of March 30, 2018 and gives effect to the elimination of the historical AS&O Business net assets due to the Transaction, as well as other pro forma adjustments to reflect the impact of certain assets sold to the Purchaser that were not included in the historical result of the AS&O Business, and debt repayments by the Company using the net cash proceeds from the Transaction as required by the Company’s Senior Secured Credit Facilities.

The following unaudited pro forma consolidated statements of operations of Integer for the three months ended March 30, 2018 and for the fiscal year ended December 29, 2017 are presented as if the Transaction had occurred as of December 31, 2016 and give effect to the elimination of the historical AS&O Business financial results due to the Transaction, as well as other pro forma adjustments to reflect the impact of certain long-term supply agreements entered into with the Purchaser at the time of the closing of the Transaction, and debt repayments by the Company using the net cash proceeds from the Transaction as required by the Company’s Senior Secured Credit Facilities. The following unaudited pro forma consolidated statements of operations of Integer for the fiscal years ended January 1, 2016 and December 30, 2016 only give effect to the elimination of the historical AS&O Business financial results as if the Transaction had occurred as of January 3, 2015.

The following pro forma financial statements are based on information currently available and have been prepared using certain assumptions and estimates. These unaudited pro forma financial statements are intended for informational purposes only, and do not purport to represent what Integer’s financial position and results of operations actually would have been had the Transaction occurred on the dates indicated, or to project Integer’s financial position or results of operations for any future date or period.

The following unaudited pro forma consolidated financial statements have been derived from Integer’s historical consolidated financial statements as of and for the fiscal years ended December 29, 2017, December 30, 2016 and January 1, 2016, and the interim unaudited period ended March 30, 2018. The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Integer’s Annual Report on Form 10-K for the fiscal year ended December 29, 2017 and (ii) the unaudited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Integer’s Quarterly Report on Form 10-Q for the three months ended March 30, 2018.

The information in the “Historical” columns in the unaudited pro forma consolidated statements of operations and the unaudited pro forma consolidated balance sheet was derived from Integer’s historical consolidated financial statements for the periods and as of the date presented and does not reflect any adjustments related to the Transaction or related events.

The information in the “AS&O Business Separation” columns in the unaudited pro forma consolidated statements of operations and the unaudited pro forma consolidated balance sheet was derived from Integer’s audited consolidated financial statements and the related accounting records for the fiscal years ended December 29, 2017, December 30, 2016 and January 1, 2016, and the unaudited consolidated financial statements for the three months ended March 30, 2018 and reflects the financial results of the AS&O Business, adjusted to exclude corporate overhead costs that were previously allocated to the AS&O Business for each period, as well as the change in the treatment of goodwill that was presented at historical book value in the financial results of the AS&O Business, but will now be shown at relative fair value.

The information in the “Other Pro Forma Adjustments” columns in the unaudited pro forma consolidated statements of operations and the unaudited pro forma consolidated balance sheet reflects additional pro forma adjustments that are directly attributable to the Transaction, factually supportable, and, with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on Integer’s results. These adjustments are further described in the accompanying notes.

In connection with the closing of the Transaction, Integer entered into a transition services agreement with MedPlast to provide certain corporate services (including accounting, payroll, and information technology services) for a period of up to one year from the date of the closing of the Transaction to facilitate an orderly transfer of business operations. MedPlast will pay Integer for these services, which payments will vary in amount and length of time as specified in the transition services agreement. As there is no continuing impact on the Company’s results of operations from these transition services, no pro forma adjustments were made to the consolidated statements of operations set forth herein.

INTEGER HOLDINGS CORPORATION

Unaudited Pro Forma Consolidated Balance Sheet

As of March 30, 2018

(dollars in thousands)

	Historical	AS&O Business Separation	Other Pro Forma Adjustments		Pro Forma Integer
ASSETS
Current assets:
Cash and cash equivalents	$29,488	(3,354)	600,102	(a)	$12,366
			(28,300	) (b)
			(31,307	) (c)
			(540,000	) (d)
			(14,263	) (e)
Accounts receivable, net of allowance	242,218	(47,866)			194,352
Inventories	239,490	(52,033)			187,457
Refundable income taxes	494	0			494
Prepaid expenses and other current assets	17,071	(1,758)			15,313

Total current assets	528,761	(105,011)	(13,768)		409,982
Property and equipment, net	367,664	(125,657)	(7,631	) (g)	234,376
Goodwill	995,200	(151,006)			844,194
Other intangible assets, net	914,398	(48,990)	(8,173	) (h)	857,235
Deferred income taxes	4,388	(743)			3,645
Other assets	36,647	(806)			35,841

Total assets	$2,847,058	(432,213)	(29,572)		$2,385,273

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$32,813				$32,813
Accounts payable	104,372	(22,512)			81,860
Income taxes payable	12,549	(1,242)			11,307
Accrued expenses	74,992	(18,219)	(14,263	) (e)	42,510

Total current liabilities	224,726	(41,973)	(14,263)		168,490
Long-term debt	1,528,944	-	(540,000	) (d)	997,561
			8,617	(f)
Deferred income taxes	150,578	(14,559)			136,019
Other long-term liabilities	22,421	(10,685)			11,736

Total liabilities	1,926,669	(67,217)	(545,646)		1,313,806
Commitments and contingencies
Stockholders’ equity:
Common stock	32				32
Additional paid-in capital	673,106				673,106
Treasury stock	(5,964)				(5,964)
Retained earnings	184,186	(364,801)	584,298	(a), (g), (h)	335,459
			(28,300	) (b)
			(31,307	) (c)
			(8,617	) (f)
Accumulated other comprehensive income	69,029	(195)			68,834

Total stockholders’ equity	920,389	(364,996)	516,074		1,071,467

Total liabilities and stockholders’ equity	$2,847,058	(432,213)	(29,572)		$2,385,273

See accompanying notes.

INTEGER HOLDINGS CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 30, 2018

(dollars and shares in thousands except per share data)

	Historical	AS&O Business Separation	Other Pro Forma Adjustments		Pro Forma Integer

Sales	$381,745	(94,181)	4,167	(i)	$291,731
Cost of sales	285,975	(80,119)	5,368	(i)	210,683
			(368	) (g)
			(173	) (h)

Gross profit (loss)	95,770	(14,062)	(659)		81,049
Operating expenses:
Selling, general and administrative expenses	41,238	(4,736)	(133	) (h)	36,369
Research, development and engineering costs, net	14,538	(1,265)			13,273
Other operating expenses, net	5,277	(1,493)	(443	) (k)	3,341

Total operating expenses	61,053	(7,494)	(576)		52,982
Operating income (loss)	34,717	(6,568)	(83)		28,065
Interest expense	26,445	(45)	(10,490	) (j)	15,910
(Gain) on cost and equity method investments, net	(4,970)	-			(4,970)
Other income / (loss), net	1,033	(73)			960

Income / (loss) before provision / (benefit) for income taxes	12,209	(6,450)	10,406		16,166
Provision (benefit) for income taxes	4,091	(1,342)	2,582	(l)	5,331

Net income / (loss)	$8,118	(5,108)	7,825		$10,835

Earnings per share:
Basic	$0.25				$0.34
Diluted	$0.25				$0.33
Weighted average shares:
Basic	31,902				31,902
Diluted	32,423				32,423

See accompanying notes.

INTEGER HOLDINGS CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended December 29, 2017

(dollars and shares in thousands except per share data)

	Historical	AS&O Business Separation	Other Pro Forma Adjustments		Pro Forma Integer

Sales	$1,461,921	(342,327)	11,158	(i)	$1,130,752
Cost of sales	1,068,370	(297,037)	19,185	(i)	788,445
			(1,383	) (g)
			(691	) (h)

Gross profit (loss)	393,551	(45,290)	(5,954)		342,308
Operating expenses:
Selling, general and administrative expenses	161,573	(18,160)	(533	) (h)	142,881
Research, development and engineering costs, net	55,247	(6,253)			48,994
Other operating expenses, net	37,292	(854)			36,438

Total operating expenses	254,112	(25,267)	(533)		228,313
Operating income / (loss)	139,439	(20,023)	(5,421)		113,995
Interest expense	106,460	(4)	(41,272	) (j)	65,184
Loss on cost and equity method investments, net	1,565	-			1,565
Other loss, net	9,587	1,266			10,853

Income / (loss) before (benefit) / provision for income taxes	21,827	(21,285)	35,851		36,392
(Benefit) / provision for income taxes	(44,852)	(4,948)	13,586	(l)	(36,213)

Net income / (loss)	$66,679	(16,337)	22,263		$72,605

Earnings per share:
Basic	$2.12				$2.31
Diluted	$2.09				$2.28
Weighted average shares:
Basic	31,402				31,402
Diluted	31,888				31,888

See accompanying notes.

INTEGER HOLDINGS CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended December 30, 2016

(dollars and shares in thousands except per share data)

	Historical	AS&O Business Separation	Pro Forma Integer

Sales	$1,386,778	(331,692)	$1,055,086
Cost of sales	1,008,479	(285,890)	722,589

Gross profit (loss)	378,299	(45,802)	332,497
Operating expenses:
Selling, general and administrative expenses	153,291	(16,618)	136,673
Research, development and engineering costs, net	55,001	(6,699)	48,302
Other operating expenses, net	61,737	(937)	60,800

Total operating expenses	270,029	(24,254)	245,775
Operating income / (loss)	108,270	(21,548)	86,722
Interest expense	111,270	(22)	111,248
Loss on cost and equity method investments, net	833	-	833
Other (income) / loss, net	(5,018)	612	(4,406)

Income / (loss) before benefit for income taxes	1,185	(22,138)	(20,953)
Benefit for income taxes	(4,776)	(8,329)	(13,105)

Net income (loss)	$5,961	(13,809)	$(7,848)

Earnings (loss) per share:
Basic	$0.19		$(0.25)
Diluted	$0.19		$(0.25)
Weighted average shares:
Basic	30,778		30,778
Diluted	30,973		30,778

See accompanying notes.

INTEGER HOLDINGS CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended January 1, 2016

(dollars and shares in thousands except per share data)

	Historical	AS&O Business Separation	Pro Forma Integer

Sales	$800,414	(165,517)	$634,897
Cost of sales	565,279	(144,813)	420,466

Gross profit (loss)	235,135	(20,704)	214,431
Operating expenses:
Selling, general and administrative expenses	102,530	(9,060)	93,470
Research, development and engineering costs, net	52,995	(6,075)	46,920
Other operating expenses, net	66,464	(1,544)	64,920

Total operating expenses	221,989	(16,679)	205,310
Operating income / (loss)	13,146	(4,025)	9,121
Interest expense	33,513	-	33,513
(Gain) on cost and equity method investments, net	(3,350)	-	(3,350)
Other (income), net	(1,317)	116	(1,201)

(Loss) before benefit for income taxes	(15,700)	(4,141)	(19,841)
Benefit for income taxes	(8,106)	(359)	(8,465)

Net (loss)	$(7,594)	(3,782)	$(11,376)

(Loss) per share:
Basic	$(0.29)		$(0.43)
Diluted	$(0.29)		$(0.43)
Weighted average shares:
Basic	26,363		26,363
Diluted	26,363		26,363

See accompanying notes.

INTEGER HOLDINGS CORPORATION

Unaudited Pro Forma Consolidated Financial Information

The following describes the “Other Pro Forma Adjustments” in connection with the disposition of the AS&O Business to give effect to the Transaction as if it had occurred on March 30, 2018 for purposes of the unaudited pro forma consolidated balance sheet and for purposes of the unaudited pro forma consolidated statements of operations, to give effect to the Transaction as if it had occurred on December 31, 2016:

(a) Reflects the gross cash consideration received by Integer of $600.1 million for the disposition of the AS&O Business as described in the introductory paragraph, which is subject to customary post-closing purchase price adjustments.

(b) Reflects the recognition of $28.3 million of transaction costs incurred by Integer in connection with the Transaction, inclusive of the estimated taxes on the gain on sale from the Transaction. These transaction costs are recorded against retained earnings solely for purposes of this presentation. There is no continuing impact from these transaction costs on the combined results of operations of the Company and, as such, these transaction costs are not included in the unaudited pro forma consolidated statements of operations.

(c) Reflects the recognition of a $31.3 million prepayment premium associated with the Company’s 9.125% Senior Notes due 2023 (the “Senior Notes”) that are being paid off in full as a requirement of Integer’s Senior Secured Credit Facilities, as described in footnote (d) below.

(d) As required by Integer’s Senior Secured Credit Facilities, the Company is required to pay down indebtedness as a result of the disposition of the AS&O Business. This adjustment reflects the use of the net proceeds from the Transaction of $540.0 million to repay the Company’s $360.0 million of Senior Notes; $74.0 million of Revolving Credit Facility and $106.0 million of the Company’s term loan B facility.

(e) Reflects the elimination of existing accrued interest of $14.3 million on the outstanding indebtedness assumed repaid as of March 30, 2018.

(f) Reflects the $8.6 million of deferred financing costs related to the outstanding indebtedness as of March 30, 2018 that were written off when the debt was repaid.

(g) Reflects the disposition of certain assets and related depreciation that were sold to the Purchaser pursuant to the Purchase Agreement, but were not included in the AS&O Business historical results, as these assets were not located at an AS&O Business facility.

(h) Reflects the disposition of certain customer lists and technology and the related amortization that were sold to the Purchaser pursuant to the Purchase Agreement, but were not included in the AS&O Business historical results.

(i) Represents the impact on sales and cost of sales resulting from transactions conducted between Integer and the AS&O Business. Going forward these transactions will occur between Integer and MedPlast based upon long-term supply agreements entered into at the time of the closing of the Transaction, which specifies the pricing for the products supplied under those agreements.

(j) Reflects the elimination of Integer’s interest expense on the outstanding indebtedness that was repaid using the net proceeds from the Transaction as described in footnote (d) above. Amounts were calculated using the interest rate in effect for the periods presented on the specific debt that was repaid.

(k) Reflects the elimination of $0.4 million of transaction costs incurred by Integer in connection with the Transaction. As there is no continuing impact on the Company’s combined results, these costs were not included in the unaudited pro forma consolidated statement of operations. These costs primarily relate to investment banking fees and other professional and consulting fees incurred, which are directly attributable to the Transaction.

(l) Reflects estimated income tax expense/(benefit) based on the applicable statutory income tax rates in effect in the respective tax jurisdictions during the periods presented.